Exhibit 5.2
Richards, Layton & Finger
a professional association
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700
Fax: (302) 651-7701
www.rlf.com
March 9, 2006
To Each Of The Persons Listed
On Schedule A Attached Hereto
          Re: SLM Student Loan Trust 2006-3
Ladies and Gentlemen:
          We have acted as counsel to Chase Bank USA, National Association, a national banking association (“Chase”), in connection with SLM Student Loan Trust 2006-3 (the “Trust”), a Delaware statutory trust created pursuant to the Trust Agreement, dated as of December 21, 2005, between SLM Funding LLC, a Delaware limited liability company, as depositor (the “Depositor”) and Chase, as eligible lender trustee (the “Eligible Lender Trustee”), as amended and restated by the Amended and Restated Trust Agreement, dated as of March 9, 2006 (as amended and restated, the “Trust Agreement”), among the Depositor, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, as indenture trustee. This opinion is being delivered to you at your request. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference in, Appendix A to the Trust Agreement.
          We have examined a copy of the Trust Agreement, the Funding Interim Trust Agreement, dated as of March 1, 2006 (the “Funding Interim Trust Agreement”), between the Depositor and Chase, as interim eligible lender trustee on behalf of the Depositor (the “Funding Interim Eligible Lender Trustee”) and the VG Funding Interim Trust Agreement, dated as of March 1, 2006 (the “VG Funding Interim Trust Agreement,” together with the Funding Interim Trust Agreement, the “Interim Trust Agreements”), between VG Funding, LLC (“VG Funding”) and Chase, as interim eligible lender trustee on behalf of VG Funding (the “VG Interim Eligible Lender Trustee,” together with the Funding Interim Eligible Lender Trustee, the “Interim Eligible Lender Trustees”). We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of Chase as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents referred to in this paragraph.
          Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

To Each Of The Persons Listed
On Schedule A Attached Hereto
March 9, 2006

          1. Chase is duly formed and validly existing as a national banking association under the laws of the United States of America with trust powers and with its principal place of business in the State of Delaware.
          2. Chase has power and authority to execute, deliver and perform the Trust Agreement and, in its capacity as Funding Interim Eligible Lender Trustee, VG Interim Eligible Lender Trustee or as Eligible Lender Trustee, as the case may be, to execute, deliver and perform the Interim Trust Agreements and the Basic Documents to which the Funding Interim Eligible Lender Trustee, VG Interim Eligible Lender Trustee or the Eligible Lender Trustee is a party, and to consummate the transactions contemplated thereby.
          3. The Notes have been validly executed by the Eligible Lender Trustee on behalf of the Trust and the Excess Distribution Certificate has been validly executed and authenticated by the Eligible Lender Trustee on behalf of the Trust.
          4. The Trust Agreement, the Interim Trust Agreements, the Excess Distribution Certificate, the Notes and the other Basic Documents to which any of the Interim Eligible Lender Trustee or the Eligible Lender Trustee are a party have been duly authorized, executed and delivered by Chase, Funding Interim Eligible Lender Trustee, VG Interim Eligible Lender Trustee or the Eligible Lender Trustee, as the case may be, and the Trust Agreement and the Interim Trust Agreements constitute legal, valid and binding obligations of Chase, enforceable against Chase, in accordance with their terms.
          5. Neither the execution or delivery by Chase, the Interim Eligible Lender Trustee or the Eligible Lender Trustee, as the case may be, of the Trust Agreement, the Interim Trust Agreements and the other Basic Documents to which any of the Funding Interim Eligible Lender Trustee, VG Interim Eligible Lender Trustee or the Eligible Lender Trustee is a party, nor the consummation by Chase, the Funding Interim Eligible Lender Trustee, VG Interim Eligible Lender Trustee or the Eligible Lender Trustee, as the case may be, of any of the transactions contemplated thereby, nor compliance by Chase, the Funding Interim Eligible Lender Trustee, VG Interim Eligible Lender Trustee or the Eligible Lender Trustee, as the case may be, with the terms or provisions of the Trust Agreement, the Interim Trust Agreements and the other Basic Documents to which any of the Funding Interim Eligible Lender Trustee, VG Interim Eligible Lender Trustee or the Eligible Lender Trustee is a party, will violate Chase’s articles of association or by-laws.
          6. Chase is an “eligible lender” as defined in Title VI of the Higher Education Act of 1965 (United States Code Annotated, Title 20, Subchapter IV — Student Assistance), as amended and the rules and regulations with respect thereto. In expressing this opinion we have relied on the officer’s certificate from Chase Bank attached hereto as Exhibit A.
          The foregoing opinions are subject to the following assumptions, exceptions and qualifications:
          A. We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions

To Each Of The Persons Listed
On Schedule A Attached Hereto
March 9, 2006

are limited to the laws of the State of Delaware, federal laws of the United States of America governing the banking and trust powers of Chase and the Higher Education Act of 1965 as amended (United States Code Annotated, Title 20, Subchapter IV — Student Assistance) and the rules and regulations with respect thereto, except that we express no opinion with respect to (i) other federal laws, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, the Investment Company Act of 1940, as amended, and laws, rules and regulations relating to money laundering and terrorist groups (including any requirements imposed under the USA Patriot Act of 2001, as amended), (ii) state securities or blue sky laws, or (iii) laws, rules and regulations relating to the particular nature of the Trust Estate, and we have not considered and express no opinion on the laws of any other state or jurisdiction.
          B. The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.
          C. We have assumed the due authorization, execution and delivery by the Depositor of the Trust Agreement and that the Depositor has the power and authority to execute, deliver and perform such document.
          D. We have assumed that all signatures on documents submitted to us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.
          E. We express no opinion as to the creation, attachment, perfection or priority of any mortgage or security interest or as to the nature or validity of title to any property.
          F. We have not participated in the preparation of any offering materials with respect to the Notes and assume no responsibility for their contents.
          This opinion may be relied upon by you in connection with the matters set forth herein. Otherwise, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.
GCK/ks/rmc

SCHEDULE A
Chase Bank USA, National Association
Deutsche Bank Trust Company Americas
SLM Funding LLC
VG Funding, LLC
Sallie Mae, Inc.
SLM Education Credit Finance Corporation
SLM Student Loan Trust 2006-3
Standard & Poor’s Ratings Services,
a division of The McGraw-Hill Companies, Inc.
Moody’s Investors Service, Inc.
Fitch, Inc.
Banc of America Securities LLC
ABN AMRO Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lehman Brothers Inc.
Morgan Stanley & Co. Inc.
UBS Investment Bank

EXHIBIT A

CERTIFICATE OF ELIGIBLE LENDER TRUSTEE
          The undersigned, Chase Bank USA, National Association, a national banking association, as trustee (the “Eligible Lender Trustee”) with respect to SLM Student Loan Trust 2006-3, a Delaware statutory trust existing under the laws of the State of Delaware (the “Trust”), pursuant to the Trust Agreement, dated as of December 21, 2005, as amended and restated by the Amended and Restated Trust Agreement, dated as of March 9, 2006 (collectively, the “Trust Agreement”), between SLM Funding LLC, a Delaware limited liability company, and the Eligible Lender Trustee, hereby certifies that Chase Bank USA, National Association qualifies as an eligible lender under Title IV of the Higher Education Act.
          Capitalized terms used herein and not defined herein have the meanings assigned to them in, or by reference in, the Trust Agreement.
          IN WITNESS WHEREOF, I have executed this Certificate this 9th day of March, 2006.

CHASE BANK USA, NATIONAL ASSOCIATION, as
Eligible Lender Trustee

By:

Name: John J. Cashin
Title: Vice President